Exhibit 99.1

Rumble Reports Fourth Quarter and Full Year 2024 Results

~ Record Revenues of $30.2 Million, Up 48% Year-over-Year ~

~ MAUs of 68 Million, Including 21% Sequential Growth in the U.S. and Canada to 52 Million ~

~ Received $775 Million Strategic Investment from Tether ~

~ Fifth Consecutive Quarter of Reduced Cash Usage, 19% Less Than Prior Quarter ~

LONGBOAT KEY, Fla., March 25, 2025 (GLOBE NEWSWIRE) -- Rumble Inc. (Nasdaq: RUM) (“Rumble” or the “Company”), the video-sharing platform and cloud services provider, today announced financial results for the fiscal fourth quarter and full year ended December 31, 2024.

Q4 2024 Key Highlights and Key Items

●	Revenue for the fourth quarter was $30.2 million, an increase of 48% compared to $20.4 million in the fourth quarter of 2023.

●	Average global Monthly Active Users (“MAUs”) of 68 million in the fourth quarter of 2024, compared to 67 million in the third quarter of 2024. This represents the twelfth consecutive quarter above 40 million average global MAUs on the platform. MAUs increased during the United States presidential election season. Of the 68 million MAUs, 52 million were based in the U.S. and Canada representing 21% growth compared to 43 million in the third quarter of 2024.

●	Average Revenue Per User (“ARPU”) for the fourth quarter of 2024 was $0.39, compared to $0.33 in the third quarter, an increase of 18%. The increase from the third quarter is attributable to higher advertising and subscription revenue.

●	Net loss for the fourth quarter was $236.8 million compared to a loss of $29.3 million in the fourth quarter of 2023, principally attributable to a $184.7 million loss in the change in fair value of derivative expense related to Tether’s strategic investment in Rumble.

●	Adjusted EBITDA, a non-GAAP financial measure, was a loss of $13.4 million in the fourth quarter of 2024, representing an improvement of $16.6 million compared to the fourth quarter of 2023.

●	As of December 31, 2024, Rumble’s balance of cash, cash equivalents and marketable securities was approximately $114.0 million. Subsequent to year-end, the Company gained $250 million in gross proceeds related to Tether’s strategic investment in Rumble (after giving effect to the concurrent $525 million self tender offer), strengthening the balance sheet and providing additional capital to support growth initiatives.

●	Quarterly decreases in cash, cash equivalents and marketable securities have improved in each of the last five quarters (in millions):

Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
$(47.5)	$(35.6)	$(29.6)	$(22.3)	$(18.0)

●	On the night of coverage of the U.S. presidential election results, the Company broke multiple records, including advertising revenue through Rumble Advertising Center (RAC), new Rumble Premium subscribers, number of live streams, consumption, and live peak viewers, according to Streams Charts.

●	Announced that Dr Disrespect, the popular gaming streamer, was joining Rumble. Dr Disrespect’s first stream on Rumble was held on December 2, 2024, and you can find his Rumble channel here.

●	Rumble’s Board of Directors approved a $20 million corporate treasury diversification strategy of allocating a portion of the Company’s cash reserves to Bitcoin, emphasizing Rumble’s belief in Bitcoin as a valuable tool for strategic planning and the Company’s plan to accelerate its expansion into cryptocurrency.

●	Announced that Rumble had entered into a definitive agreement for a strategic investment of $775 million from Tether ($USDT) (“Tether”), the largest company in the digital assets industry and the most widely used dollar stablecoin across the world with more than 400 million users. Rumble announced the closing of the strategic investment, which included $250 million in gross proceeds to the Company, on February 7, 2025.

Subsequent Events

●	On January 10, 2025, the Company announced it had entered into a cloud services agreement with the Government of El Salvador. The deal is emblematic of the increasing migration of the world toward companies that better align with the values of freedom.

●	On February 10, 2025, the Company announced that the White House has established an official channel on the platform, which can be found at rumble.com/whitehouse.

●	On February 11, 2025, the Company announced that popular content creator Tim Pool is bringing his programming to Rumble, with much of it becoming available exclusively through Rumble Premium.

●	On February 19, 2025, the Company announced that it had filed a lawsuit along with the Trump Media & Technology Group (TMTG—owners of TRUTH Social) against Brazilian Supreme Court Justice Alexandre de Moraes, alleging that Justice Moraes violated the free speech protections of the First Amendment when he ordered the suspension of the U.S.-based accounts of a specific well-known, politically outspoken user.

●	On February 25, 2025, the Company announced a ruling by a U.S. federal court that censorship orders from Justice Moraes have no legal force in the United States.

●	On March 12, 2025, the Company disclosed purchases to date of $17.1 million in Bitcoin at an average purchase price of approximately $91,000 per coin, in accordance with its previously announced Bitcoin treasury.

Management Commentary

Rumble’s Chairman and CEO Chris Pavlovski commented, “While I am pleased with our topline quarterly growth of 48% year over year, I am even more impressed with the third to fourth quarter growth in U.S. and Canada MAUs of 21% to 52 million. This demonstrates how powerful our North America platform is. Rumble cemented its place in the online media eco-system by setting multiple records on the night of the U.S. election. In addition, the fourth quarter included our biggest announcement since going public: a $775 million strategic investment from Tether, the largest company in the digital asset industry and the most widely used dollar stablecoin across the world. Rooted in this investment was the extremely strong commonalities between cryptocurrency and free speech communities, both built on a passion for freedom, transparency and decentralization. As I look ahead, with the Tether transaction now closed, I could not be more excited about the possibilities and the new era we are entering for Rumble.”

Q4 Financial Summary (Unaudited)

For the three months ended December 31,	2024	2023	Variance ($)	Variance (%)

Revenues	$30,228,287	$20,391,872	$9,836,415	48%
Expenses
Cost of services (content, hosting and other)	$34,522,828	$39,541,078	$(5,018,250)	(13%)
General and administrative	7,197,976	9,642,888	(2,444,912)	(25%)
Research and development	4,425,610	3,643,495	782,115	21%
Sales and marketing	3,803,882	3,211,241	592,641	18%

Revenues increased by $9.8 million to $30.2 million in the three months ended December 31, 2024, compared to the three months ended December 31, 2023, of which $7.9 million was attributable to an increase in Audience Monetization revenues and $1.9 million was attributable to higher Other Initiatives revenues. The increase in Audience Monetization revenues was mainly due to higher revenue from advertising, subscriptions, tipping fees, licensing, and platform hosting. The increase in Other Initiative revenues was mostly due to more advertising inventory being monetized by our publisher network and an increase in cloud services offered.

Cost of services decreased by $5.0 million to $34.5 million in the three months ended December 31, 2024, compared to the three months ended December 31, 2023. The decrease was primarily due to a reduction in programming and content costs of $5.3 million, offset by an increase of $0.3 million in other costs of services including payment processing fees and costs paid to publishers.

General and administrative expenses decreased by $2.4 million to $7.2 million in the three months ended December 31, 2024, compared to the three months ended December 31, 2023. The decrease was mainly driven by a reduction in payroll and related expenses and other administrative expenses such as public company-related costs, including legal, insurance, and other administrative services.

Research and development expenses increased by $0.8 million to $4.4 million in the three months ended December 31, 2024, compared to the three months ended December 31, 2023. The increase was driven by a $0.6 million rise in payroll and related expenses, along with a $0.2 million increase in other research and development related expense.

Sales and marketing expenses increased by $0.6 million to $3.8 million in the three months ended December 31, 2024, compared to the three months ended December 31, 2023. The increase was attributed to a $0.4 million rise in payroll and related expenses, as well as a $0.4 million increase in marketing and public relations activities, partially offset by a $0.2 million reduction in consulting services.

Outlook

For the first quarter of 2025, we expect revenue growth of at least 25% compared to the first quarter of 2024.

The Company continues to manage the business moving materially towards Adjusted EBITDA breakeven in 2025. With the new capital raised from Tether, we now have increased optionality to further invest in initiatives that could accelerate and expand our business.

Capitalization as of December 31, 2024

The table below sets forth Rumble’s fully diluted capitalization as of December 31, 2024.

			Earnout / Escrow		Total
Class A Common Stock	205,586,124	(1)	78,376,354	(2)	283,962,478
Options, warrants & RSUs	73,138,562	(3)	28,587,396	(4)	101,725,958
Total	278,724,686		106,963,750		385,688,436

*	Table excludes non-economic, voting shares(5)

(1)	Consists of 96,044,221 shares of Class A Common Stock outstanding, plus 109,541,903 shares of Class A Common Stock issuable upon exchange of any issued and outstanding exchangeable shares in an indirect, wholly owned Canadian subsidiary of the Company (the “ExchangeCo Shares”).

(2)	Pursuant to the terms of our business combination in 2022, certain shareholders are eligible to receive up to an aggregate of 78,376,354 additional shares of Class A Common Stock if the closing price of the Class A Common Stock is greater than or equal to $15.00 and $17.50, respectively (with 50% released at each target, or if the latter target is reached first, 100%) for a period of 20 trading days during any 30 trading-day period. The term will expire on September 16, 2027. If there is a change in control prior to September 16, 2027, resulting in a per-share price equal to or in excess of the $15.00 and $17.50 share price milestones not previously met, then the Company shall issue the earnout shares to these shareholders. The shares are currently being held in escrow until the contingency is met and consist of 20,800,886 shares of Class A Common Stock, ExchangeCo Shares exchangeable for 55,611,718 shares of Class A Common Stock, and 1,963,750 shares of Class A Common Stock held by the Sponsor subject to forfeiture.

(3)	Consists of 62,865,711 shares of Class A Common Stock issuable under options outstanding, plus 8,046,076 shares of Class A Common Stock issuable under warrants outstanding, plus 2,226,775 restricted stock units outstanding. Excludes 676,243 restricted stock units that have market conditions.

(4)	Consists of 28,587,396 shares of Class A Common Stock issuable under options that are subject to the same earnout conditions set forth in footnote (2) above.

(5)	The Company has two classes of non-economic, voting shares that are issued solely for voting purposes: (i) shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share on a one-for-one basis, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic and (ii) shares of Class D Common Stock, with each share carrying 11.2663 votes per share but are otherwise non-economic, held by the Company’s founder Chris Pavlovski.

Capitalization as of March 12, 2025

The table below sets forth Rumble’s fully diluted capitalization as of March 12, 2025, which is subsequent to the closing of the strategic investment from Tether and the related self-tender.

			Earnout / Escrow		Total
Class A Common Stock	260,131,277	(1)	78,376,354	(2)	338,507,631
Options, warrants & RSUs	51,859,668	(3)	28,587,396	(4)	80,447,064
Total	311,990,945		106,963,750		418,954,695

*	Table excludes non-economic, voting shares(5)

(1)	Consists of 192,052,525 shares of Class A Common Stock outstanding, plus 68,078,752 shares of Class A Common Stock issuable upon exchange of any issued and outstanding ExchangeCo Shares.

(2)	Pursuant to the terms of our business combination in 2022, certain shareholders are eligible to receive up to an aggregate of 78,376,354 additional shares of Class A Common Stock if the closing price of the Class A Common Stock is greater than or equal to $15.00 and $17.50, respectively (with 50% released at each target, or if the latter target is reached first, 100%) for a period of 20 trading days during any 30 trading-day period. The term will expire on September 16, 2027. If there is a change in control prior to September 16, 2027, resulting in a per-share price equal to or in excess of the $15.00 and $17.50 share price milestones not previously met, then the Company shall issue the earnout shares to these shareholders. The shares are currently being held in escrow until the contingency is met and consist of 20,800,886 shares of Class A Common Stock, ExchangeCo Shares exchangeable for 55,611,718 shares of Class A Common Stock, and 1,963,750 shares of Class A Common Stock held by the Sponsor subject to forfeiture.

(3)	Consists of 42,049,887 shares of Class A Common Stock issuable under options outstanding, plus 8,046,073 shares of Class A Common Stock issuable under warrants outstanding, plus 1,763,708 restricted stock units outstanding. Excludes 676,243 restricted stock units that have market conditions.

(4)	Consists of 28,587,396 shares of Class A Common Stock issuable under options that are subject to the same earnout conditions set forth in footnote (2) above.

(5)	The Company has two classes of non-economic, voting shares that are issued solely for voting purposes: (i) shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share on a one-for-one basis, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic and (ii) shares of Class D Common Stock, with each share carrying 11.2663 votes per share but are otherwise non-economic, held by the Company’s founder Chris Pavlovski.

Conference Call Webcast Information

Rumble will host a conference call at 11:00 a.m. Eastern Time today, Tuesday, March 25, 2025, to discuss its quarterly results. Access to the live webcast and replay of the conference call will be available here and on Rumble’s Investor Relations website at investors.rumble.com under ‘News & Events.’

Notes on KPIs

Monthly Active Users (“MAUs”).

We use MAUs as a measure of audience engagement to help us understand the volume of users engaged with our content on a monthly basis. MAUs represent the total web, mobile app, and connected TV users of Rumble for each month, which allows us to measure our total user base calculated from data provided by Google, a third-party analytics provider. Google defines “active users” as the “[n]umber of distinct users who visited your website or application.” We have used the Google analytics systems since we first began publicly reporting MAU statistics, and the resulting data have not been independently verified.

As of July 1, 2023, Universal Analytics (“UA”), Google’s analytics platform on which we historically relied for calculating MAUs using company-set parameters, was phased out by Google and ceased processing data. At that time, Google Analytics 4 (“GA4”) succeeded UA as Google’s next-generation analytics platform, which has been used to determine MAUs since the third quarter of 2023 and which we expect to continue to use to determine MAUs in future periods. Although Google has disclosed certain information regarding the transition to GA4, Google does not currently make available sufficient information relating to its new GA4 algorithm for us to determine the full effect of the switch from UA to GA4 on our reported MAUs. Because Google has publicly stated that metrics in UA “may be more or less similar” to metrics in GA4, and that “[i]t is not unusual for there to be apparent discrepancies” between the two systems, we are unable to determine whether the transition from UA to GA4 has had a positive or negative effect, or the magnitude of such effect, if any, on our reported MAUs. It is therefore possible that MAUs that we reported based on the UA methodology for periods prior to July 1, 2023, cannot be meaningfully compared to MAUs based on the GA4 methodology in subsequent periods.

Average Revenue Per User (“ARPU”)

We use ARPU as a measure of our ability to monetize our user base. Quarterly ARPU is calculated as quarterly Audience Monetization revenue divided by MAUs for the relevant quarter (the latter as reported by Google Analytics). ARPU does not include Other Initiatives revenue.

About Rumble

Rumble is a high-growth video platform and cloud services provider that is creating an independent infrastructure. Rumble’s mission is to restore the internet to its roots by making it free and open once again. For more information, visit corp.rumble.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss) excluding interest income (expense), net, other income (expense), net, provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related expense, change in fair value of warrants, change in fair value of contingent consideration, and change in the fair value of derivative. The Company’s management believes that it is important to consider Adjusted EBITDA, in addition to net income (loss), as it helps identify trends in our business that could otherwise be masked by the effect of the gains and losses that are included in net income (loss) but excluded from Adjusted EBITDA.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), the nearest GAAP equivalent. As a result of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other financial results presented in accordance with GAAP.

Forward-Looking Statements

Certain statements in this press release and the associated conference call constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, results of operations, financial condition and cash flows (including revenues, operating expenses, and net income (loss)); our ability to meet working capital needs and cash requirements over the next 12 months; and our expectations regarding future results and certain key performance indicators. Certain of these forward-looking statements can be identified by using words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “endeavors,” “forecasts,” “could,” “will,” “may,” “future,” “likely,” “on track to deliver,” “on a trajectory,” “continues to,” “looks forward to,” “is primed to,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our limited operating history makes it difficult to evaluate our business and prospects; our recent and rapid growth may not be indicative of future performance; we may not continue to grow or maintain our active user base, and may not be able to achieve or maintain profitability; risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets; our cloud business may not achieve success, and, as a result, our business, financial condition and results of operations could be adversely affected; negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers; spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators; we collect, store, and process large amounts of user video content and personal information of our users and subscribers and, if our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers; our recently implemented Bitcoin treasury strategy exposes us to various risks associated with holding Bitcoin; we may fail to comply with applicable privacy laws, subjecting us to liability and damages; our cloud services business operates in a highly regulated environment, subject to a complex and rapidly evolving array of domestic and international laws, regulations, and industry standards governing data privacy, cybersecurity, data localization, and cross-border data transfers; we are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks, although notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss; we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations; we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996; we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law; paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations; our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control; our business depends on continued and unimpeded access to our content and services on the internet and, if we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers; we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed; we rely on data from third parties to calculate certain of our performance metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue; we derive the majority of our revenue from advertising and the failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business; we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services; hosting and delivery costs may increase unexpectedly; we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity; we may be unable to develop or maintain effective internal controls; we have identified a material weakness in our internal control over financial reporting as of December 31, 2024, and if we are unable to remediate this material weakness, we may not be able to accurately or timely report our financial condition or results of operations; potential diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions; we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows; changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results; compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms, and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and those additional risks, uncertainties and factors described in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Rumble on Social Media

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (investors.rumble.com), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and to comply with our disclosure obligations under Regulation FD: the @rumblevideo X (formerly Twitter) account (x.com/rumblevideo), the @rumble TRUTH Social account (truthsocial.com/@rumble), the @chrispavlovski X (formerly Twitter) account (x.com/chrispavlovski), and the @chris TRUTH Social account (truthsocial.com/@chris), which Chris Pavlovski, our Chairman and Chief Executive Officer, also uses as a means for personal communications and observations. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

For investor inquiries, please contact:

Shannon Devine

MZ Group, MZ North America

203-741-8811

investors@rumble.com

Source: Rumble Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Revenues	$30,228,287	$20,391,872	$95,488,190	$80,963,451

Expenses
Cost of services (content, hosting and other)	$34,522,828	$39,541,078	$138,472,266	$146,156,734
General and administrative	7,197,976	9,642,888	36,646,307	37,125,296
Research and development	4,425,610	3,643,495	18,923,319	15,721,663
Sales and marketing	3,803,882	3,211,241	17,330,925	13,427,021
Acquisition-related transaction costs	-	1,283	-	1,151,318
Amortization and depreciation	4,495,983	1,773,107	13,614,587	4,850,812
Changes in fair value of contingent consideration	-	(213,208)	1,354,357	(1,922,381)

Total expenses	54,446,279	57,599,884	226,341,761	216,510,463

Loss from operations	(24,217,992)	(37,208,012)	(130,853,571)	(135,547,012)
Interest income	1,437,886	3,095,231	8,083,903	13,594,463
Other expense	(133,550)	(211,450)	(207,431)	(125,511)
Changes in fair value of warrant liability	(31,214,302)	1,722,700	(32,694,697)	2,365,895
Changes in fair value of derivative	(184,699,998)	-	(184,699,998)	-

Loss before income taxes	(238,827,956)	(32,601,531)	(340,371,794)	(119,712,165)
Income tax benefit	2,075,330	3,324,304	2,009,015	3,291,703

Net loss	$(236,752,626)	$(29,277,227)	$(338,362,779)	$(116,420,462)

Loss per share – basic and diluted	$(1.15)	$(0.14)	$(1.66)	$(0.58)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	205,411,121	201,900,409	204,100,835	201,442,321

Share-based compensation expense included in expenses:
Cost of services (content, hosting, and other)	$3,698,105	$2,057,495	$9,030,594	$3,994,180
General and administrative	1,611,165	3,162,287	11,788,130	10,686,099
Research and development	715,077	286,327	2,014,168	1,016,627
Sales and marketing	312,376	137,568	981,871	437,808

Total share-based compensation expense	6,336,723	5,643,677	23,814,763	16,134,714

Consolidated Balance Sheets

December 31,	2024	2023

Assets

Current assets
Cash and cash equivalents	$114,018,900	$218,338,658
Marketable securities	-	1,135,200
Accounts receivable, net	9,778,941	5,440,447
Prepaid expenses and other	12,329,789	13,090,072
	136,127,630	238,004,377

Other non-current assets	402,475	1,626,802
Property and equipment, net	17,068,076	19,689,987
Right-of-use assets, net	1,753,100	2,473,903
Intangible assets, net	29,306,135	23,262,428
Goodwill	10,655,391	10,655,391
	$195,312,807	$295,712,888

Liabilities and Shareholders’ (Deficit) Equity

Current liabilities
Accounts payable and accrued liabilities	$18,223,372	$24,713,203
Deferred revenue	12,812,984	7,003,891
Lease liabilities	1,000,643	975,844
Contingent consideration	-	863,643
Derivative liability	184,699,998	-
	216,736,997	33,556,581

Lease liabilities, net of current portion	799,910	1,630,837
Contingent consideration, net of current portion	-	705,717
Warrant liability	40,391,302	7,696,605
Other liability	500,000	500,000
	258,428,209	44,089,740
Commitments and contingencies

Shareholders’ (deficit) equity
Preferred shares ($0.0001 par value per share, 20,000,000 shares authorized, no shares issued or outstanding)	-	-
Common shares ($0.0001 par value per share, 700,000,000 Class A shares authorized, 118,808,857 and 114,926,700 shares issued and outstanding, as of December 31, 2024 and 2023, respectively; 170,000,000 Class C (and corresponding ExchangeCo Share) authorized, 165,153,621 and 165,353,621 shares issued and outstanding, as of December 31, 2024 and 2023, respectively; 110,000,000 Class D authorized, 105,782,403 and 105,782,403 shares issued and outstanding, as of December 31, 2024 and 2023, respectively)	768,892	768,523
Accumulated deficit	(483,565,942)	(145,203,163)
Additional paid-in capital	419,681,648	396,057,788
	(63,115,402)	251,623,148
	$195,312,807	$295,712,888

Consolidated Statements of Cash Flows

For the year ended December 31,	2024	2023

Cash flows provided by (used in)

Operating activities
Net loss for the year	$(338,362,779)	$(116,420,462)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	13,614,587	4,850,812
Share-based compensation	21,530,677	16,283,229
Non-cash interest expense	-	58,815
Net trade and barter revenue and expense	118,873	-
Non-cash lease expense	997,541	788,799
Change in fair value of warrants	32,694,697	(2,365,895)
Change in fair value of contingent consideration	1,354,357	(1,922,381)
Change in fair value of derivative	184,699,998	-

Changes in operating assets and liabilities:
Accounts receivable	(4,338,494)	(674,981)
Prepaid expenses and other	2,321,553	(4,990,778)
Accounts payable and accrued liabilities	(4,268,101)	9,612,728
Deferred revenue	5,690,220	5,963,272
Deferred tax liability	(2,009,015)	(3,323,744)
Operating lease liabilities	(1,054,589)	(770,727)
Net cash used in operating activities	(87,010,475)	(92,911,313)

Investing activities
Purchase of property and equipment	(2,674,114)	(14,572,933)
Purchase of intangible assets	(4,493,422)	(2,915,085)
Purchase of marketable securities	-	(1,135,200)
Sale and maturities of marketable securities	1,135,200	1,100,000
Cash acquired in connection with Callin acquisition	-	1,000,989
Cash paid to non-accredited investors in connection with Callin acquisition	(2,488,931)	-
Cash paid in connection with North River acquisition	(7,122,868)	(7,249,085)
Net cash used in investing activities	(15,644,135)	(23,771,314)

Financing activities
Taxes paid from net share settlement for share-based compensation	(1,963,132)	(2,107,516)
Proceeds from exercise of stock options	663,204	-
Share issuance costs	(365,220)	(40,478)
Net cash used in financing activities	(1,665,148)	(2,147,994)

Decrease in cash and cash equivalents during the period	(104,319,758)	(118,830,621)

Cash and cash equivalents, beginning of year	218,338,658	337,169,279
Cash and cash equivalents, end of year	$114,018,900	$218,338,658

Supplemental cash flow information:
Cash paid for income taxes	$71,864	$31,974
Cash paid for interest	288	4,212
Cash paid for lease liabilities	1,242,376	770,727

Non-cash investing and financing activities:
Non-cash consideration related to the acquisition of Callin	-	18,226,572
Class A Common Stock issued to settle contingent consideration liability	1,404,753	-
Deferred issuance costs included in accounts payable and accrued liabilities	880,000	-
Property and equipment in accounts payable and accrued liabilities	46,210	123,946
Recognition of operating right-of-use assets in exchange of operating lease liabilities, net of derecognition of terminated leases	276,738	1,906,248
Settlement of loan receivable in exchange for Class A Common Stock	-	391,235
Share-based compensation capitalized related to intangible assets	736,966	-

Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Adjusted EBITDA (Unaudited)

	For the year ended December 31,
	2024	2023

Net loss	$(338,362,779)	$(116,420,462)
Adjustments:
Amortization and depreciation	13,614,587	4,850,812
Share-based compensation expense	23,814,763	16,134,714
Interest income	(8,083,903)	(13,594,463)
Other expense	207,431	125,511
Income tax benefit	(2,009,015)	(3,291,703)
Change in fair value of warrants liability	32,694,697	(2,365,895)
Change in fair value of contingent consideration	1,354,357	(1,922,381)
Change in fair value of derivative	184,699,998	-
Acquisition-related transaction costs	-	1,151,318
Adjusted EBITDA	$(92,069,864)	$(115,332,549)

Historical Adjusted EBITDA (Unaudited)

	For the three months ended,
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Net loss	$(236,752,626)	$(31,539,413)	$(26,780,700)	$(43,290,040)	$(29,277,227)
Adjustments:
Amortization and depreciation	4,495,983	3,128,242	3,564,219	2,426,142	1,773,107
Share-based compensation expense	6,336,723	6,157,765	6,557,381	4,762,894	5,643,677
Interest income	(1,437,886)	(1,949,898)	(2,174,166)	(2,521,952)	(3,095,231)
Other expense	133,550	304	3,869	69,708	211,450
Income tax (benefit) expense	(2,075,330)	(85,157)	151,625	(153)	(3,324,304)
Change in fair value of warrants liability	31,214,302	756,700	(10,014,200)	10,737,895	(1,722,700)
Change in fair value of contingent consideration	-	-	17,768	1,336,589	(213,208)
Change in fair value of derivative	184,699,998		-	-	-
Acquisition-related transaction costs	-	-	-	-	1,283
Adjusted EBITDA	$(13,385,286)	$(23,531,457)	$(28,674,204)	$(26,478,917)	$(30,003,153)